EXHIBIT 99.1
Southside Bancshares, Inc. Completes Merger with Diboll State Bancshares, Inc.
Tyler, Texas, (November 30, 2017) Southside Bancshares, Inc. (“Southside”) (NASDAQ: SBSI), the parent company of Southside Bank, announced the completion of the merger of Diboll State Bancshares, Inc. (“Diboll”) with and into Southside and the merger of Diboll's wholly owned subsidiary, First Bank & Trust East Texas, headquartered in Diboll, Texas, with and into Southside Bank, all effective on November 30, 2017. The combined company will continue to trade on the NASDAQ Global Select Market under the symbol “SBSI.”
Prior to the merger, First Bank & Trust East Texas operated 17 branches in Diboll, Texas and surrounding areas. As of September 30, 2017, Diboll, on a consolidated basis, reported total assets of $1.01 billion, total loans of $642.5 million and total deposits of $890.0 million.
Under the terms of the merger agreement, Southside issued 5,535,000 shares of Southside common stock and paid approximately $23.9 million in cash for all outstanding shares of Diboll capital stock, for an aggregate purchase price of approximately $224.3 million based on the closing price of Southside’s common stock on November 30, 2017.
Following the merger, Lee Gibson will continue to serve as the President and Chief Executive Officer of the combined entity and Julie Shamburger will continue to serve as its Senior Executive Vice President and Chief Financial Officer. Additionally, in connection with the merger, Diboll executives have assumed the following titles at Southside: H.J. (“Jay”) Shands, III — Director and Regional President, East Texas; and Joe C. (“Trey”) Denman, III — Executive Vice President. In addition, in connection with the merger, Richard Warner, who served as a director of Diboll, became a director of Southside.
Commenting on the merger, Lee Gibson said, “We are delighted to welcome all of the Diboll customers and employees to the Southside family. The acquisition of Diboll expands and bolsters our 57 year presence in the East Texas market. This strategic acquisition enhances Southside's core deposit base, lending opportunities and an already strong team of talented employees. This merger creates a stronger organization that will benefit our customers through continued exceptional customer service, an expanded branch and ATM network, more diverse products and services and our unwavering commitment to the communities we are privileged to serve.”
About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $6.5 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 60 branches in Texas and operates a network of 86 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Suni Davis at (903) 531-7235, or suni.davis@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of Southside may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to Southside’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about Southside's future performance and are subject to significant known and unknown risks and uncertainties, which could cause Southside's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, Southside's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, pending acquisitions, and certain market risk disclosures, including the impact of interest rates and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning Southside and its business, including additional factors that could materially affect Southside’s financial results, is included in Southside’s Annual Report on Form 10-K for the year ended December 31, 2016, under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in Southside’s other filings with the Securities and Exchange

Commission.  Southside disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.